Exhibit 4.1

COMMON STOCK
SUPERCONDUCTOR TECHNOLOGIES
COMMON STOCK
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 867931 40 4
THIS CERTIFIES THAT
IS THE OWNER OF
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $0.01 PER SHARE, OF SUPERCONDUCTOR TECHNOLOGIES INC.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSFER COMPANY
(CRANFORD, NEW JERSEY) TRANSFER AGENT AND REGISTRAR
SUPERCONDUCTOR TECHNOLOGIES
CORPORATE SEAL 1987 DELAWARE INC.
PRESIDENT AND CHIEF EXECUTIVE OFFICER
BY AUTHORIZED SIGNATURE
SECRETARY
ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003
PROOF OF: MARCH 15, 2013 SUPERCONDUCTOR TECHNOLOGIES, INC. WO- 6693 FACE
SALES: HOLLY GRONER 931-490-7660
OPERATOR: DKS
NEW
Colors Selected for Printing: Red Imprint.
COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, It is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.
PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF
PREVIOUSLY PRINTED CERTIFICATE SCANNED FOR PROOFING.
SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY 1960

A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established, from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of determination, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge from the Transfer Agent of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common

TEN ENT	–	as tenants by the entireties

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– Custodian
(Cust) (Minor)
under Uniform Gifts to Minors
Act
(State)
UNIF TRF MIN ACT– Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.